Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-15111, 333-34103, 333-61907, 333-93429, 333-37546, 333-61082, 333-88614. 333-105206 and 333-118936,) of Advanced Digital Information Corporation of our report dated January 13, 2005 relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Seattle, Washington

January 13, 2005